Exhibit 10.2

STONERIDGE, INC.

DIRECTORS’ RESTRICTED SHARES PLAN

2022 GRANT AGREEMENT

Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to ____________________ (the “Grantee”) _______ Common Shares, without par value, of the Company (the “Restricted Shares”).

1.The Restricted Shares are in all respects subject to the terms, conditions and provisions of this Agreement and the Company’s Directors’ Restricted Shares Plan (the “Plan”).

2.Until no longer subject to substantial risk of forfeiture (i.e., “vested”), the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise encumbered, whether voluntarily, involuntarily or by operation of law, and, except as set forth below, will be forfeited to the Company if the Grantee’s status as an Eligible Director (as defined in the Plan) terminates prior to «Vesting_Date» for a reason other than where the Grantee is not nominated for re-election by the Board of Directors in 2023. The certificate or certificates, which may be in uncertificated form (electronic or book entry) at the Company’s discretion, representing the Restricted Shares may bear a legend evidencing the restrictions contained herein. The Restricted Shares granted hereby shall vest and no longer be subject to a substantial risk of forfeiture on «Vesting_Date». Notwithstanding anything to the contrary in this Agreement, the Restricted Shares awarded to the Grantee hereunder shall no longer be subject to a substantial risk of forfeiture and shall immediately vest and a certificate or certificates representing the Restricted Shares shall be delivered to the Grantee or the Grantee’s estate, as the case may be, upon (i) the Grantee’s death or permanent and total disability or (ii) a Change in Control of the Company (as defined in the Plan). For purposes hereof, “permanent and total disability” means that the Grantee is permanently and totally disabled if the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 6 months.

3.The Restricted Shares will be issued in the name of the Grantee. The Company’s transfer agent and/or share transfer records will show the Grantee as the owner of record of the Restricted Shares. Except as otherwise provided in this Agreement, the Grantee will have all the rights of a shareholder of the Company, including the right to vote and receive dividends. Dividends on the Restricted Shares, if any, paid prior to «Vesting_Date», whether cash or in the form of additional Company Common Shares, shall be deferred and subject to forfeiture if the Restricted Shares granted hereby do not vest with the Grantee on «Vesting_Date».

4.The Company or the Company’s agent will hold (either physical or uncertificated form) the Restricted Shares for the period of time that the Restricted Shares are subject to forfeiture (until vested) and the certificate or certificates representing the Restricted Shares will be delivered to the Grantee after the Restricted Shares are no longer subject to substantial risk of forfeiture. Such delivery may take the form of an electronic transfer of the vested Restricted Shares to the Grantee’s brokerage or other financial account.

5.On any change in the number or kind of outstanding Common Shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation,

liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company, the Company, by action of the Company’s Board of Directors (“Board”), is empowered to make such adjustment, if any, in the number and kind of Restricted Shares subject to this Agreement as it considers appropriate for the protection of the Company and of the Grantee.

6. The Grantee agrees and represents that Restricted Shares are not being acquired with a view to resale or distribution and will not be sold or otherwise transferred by the Grantee except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any applicable state securities laws.

7.The laws of the State of Ohio govern this Agreement, the Plan and the Restricted Shares granted hereunder.

8.The granting of the Restricted Shares does not confer any right on the Grantee to continue as a director of the Company.

IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of 3/14/2022.

STONERIDGE, INC.

	By	/s/ Jonathan B. DeGaynor
Jonathan B. DeGaynor
The foregoing is hereby accepted.